NEWS RELEASE

May 3, 2012                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                                 (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2012.  Giving effect to the consolidation of TV One, net revenue was approximately $103.0 million, an increase of 58.5% from the same period in 2011 with TV One contributing approximately $32.2 million of incremental net revenue.  Also giving effect to the consolidation of TV One, station operating income1 was approximately $33.1 million, an increase of 86.0% from the same period in 2011. The Company reported operating income of approximately $13.8 million for the three months ended March 31, 2012 compared to operating income of $5.6 million for the same period in 2011. Net loss was approximately $79.2 million or $1.58 per share compared to a net loss of $64.2 million or $1.23 per share, for the same period in 2011.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our core radio business was up 6.4% and out-performed the markets in which we operate by 480 basis points, led by a recovery in our mid-west markets, continued strong ratings related growth in Atlanta and our newly revamped Detroit cluster. National revenues in larger markets continue to be weak, and I expect that trend to continue until we see some lift from political revenues later in the year. Second quarter core radio revenue is currently pacing up double digits, and we anticipate high single digit revenue growth for the quarter. The growth in our Internet Division revenue and EBITDA is particularly pleasing, and represents a significant improvement from the same period last year. TV One continues to provide robust EBITDA growth and our move towards increased original programming hours should favorably impact ratings in the second half of the year.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2012	2011
		(as adjusted)3
STATEMENT OF OPERATIONS	(unaudited)
	(in thousands, except share data)

NET REVENUE	$103,042	$65,009
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	31,165	18,831
Selling, general and administrative, excluding stock-based compensation	38,809	28,331
Corporate selling, general and administrative, excluding stock-based compensation	9,566	7,249
Stock-based compensation	44	937
Depreciation and amortization	9,685	4,084
Total operating expenses	89,269	59,432
Operating income	13,773	5,577
INTEREST INCOME	22	8
INTEREST EXPENSE	23,747	19,333
LOSS ON RETIREMENT OF DEBT	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	-	3,079
OTHER INCOME, net	(7)	(25)
Loss before provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(9,945)	(18,387)
PROVISION FOR INCOME TAXES	65,254	45,619
Net loss from continuing operations	(75,199)	(64,006)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	14	(36)
CONSOLIDATED NET LOSS	(75,185)	(64,042)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,057	203
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(79,242)	$(64,245)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(79,256)	$(64,209)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	14	(36)
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(79,242)	$(64,245)

Weighted average shares outstanding - basic4	49,994,974	52,117,552
Weighted average shares outstanding - diluted4	49,994,974	52,117,552

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PAGE 3 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31,
	2012		2011
			(as adjusted)3
	(unaudited)
	(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Net loss from continuing operations (basic)	$(1.59)		$(1.23)
Income (loss) from discontinued operations, net of tax (basic)	0.00		(0.00)
Consolidated net loss attributable to common stockholders (basic)	$(1.58	) *	$(1.23)

Net loss from continuing operations (diluted)	$(1.59)		$(1.23)
Income (loss) from discontinued operations, net of tax (diluted)	0.00		(0.00)
Consolidated net loss attributable to common stockholders (diluted)	$(1.58	) *	$(1.23)

SELECTED OTHER DATA
Station operating income 1	$33,068		$17,847
Station operating income margin (% of net revenue)	32.1%		27.5%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(79,242)		$(64,245)

Add back non-station operating income items included in consolidated net loss:
Interest income	(22)		(8)
Interest expense	23,747		19,333
Provision for income taxes	65,254		45,619
Corporate selling, general and administrative expenses	9,566		7,249
Stock-based compensation	44		937
Loss on retirement of debt	-		7,743
Equity in income of affiliated company	-		(3,079)
Other income, net	(7)		(25)
Depreciation and amortization	9,685		4,084
Noncontrolling interest in income of subsidiaries	4,057		203
(Income) loss from discontinued operations, net of tax	(14)		36
Station operating income	$33,068		$17,847

Adjusted EBITDA2	$23,502		$10,598

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(79,242)		$(64,245)
Interest income	(22)		(8)
Interest expense	23,747		19,333
Provision for income taxes	65,254		45,619
Depreciation and amortization	9,685		4,084
EBITDA	$19,422		$4,783
Stock-based compensation	44		937
Loss on retirement of debt	-		7,743
Equity in income of affiliated company	-		(3,079)
Other income, net	(7)		(25)
Noncontrolling interest in income of subsidiaries	4,057		203
(Income) loss from discontinued operations, net of tax	(14)		36
Adjusted EBITDA	$23,502		$10,598

Per share amounts do not add due to rounding*

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PAGE 4 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	March 31, 2012	December 31, 2011
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$43,884	$35,939
Intangible assets, net	1,234,498	1,244,861
Total assets	1,481,161	1,486,482
Total debt (including current portion)	815,314	808,904
Total liabilities	1,129,377	1,055,541
Total equity	328,332	410,598
Redeemable noncontrolling interest	23,452	20,343
Noncontrolling interest	205,228	205,063

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $6.4 million (subject to variable rates) (a)	$375,729	7.52%
12 1/2%/15% senior subordinated notes (fixed rate)	319,838	15.00%
6 3/8% senior subordinated notes (fixed rate)	747	6.38%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor and Base Rates plus a spread currently at 6.00% and 5.00%, respectively, and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K and 10-K/A, and 10-Q and 10-Q/A and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Giving effect to the consolidation of TV One, net revenue increased to approximately $103.0 million for the quarter ended March 31, 2012, from approximately $65.0 million for the same period in 2011, an increase of 58.5%. Net revenues from our radio segment for the quarter ended March 31, 2012 increased 9.3% from the same period in 2011. Excluding the timing difference for the Company’s annual Gospel Cruise held in March 2012 versus April 2011, our core radio revenue, including syndicated programming, increased 6.4% for the quarter ended March 31, 2012 compared to the same period in 2011. We experienced net revenue growth most significantly in our Atlanta, Cincinnati, Cleveland, Detroit and Raleigh markets, with our Dallas and Houston markets experiencing declines. Reach Media’s net revenues decreased 8.0% in the first quarter 2012 compared to the same period in 2011 primarily due to changes to certain of Reach Media’s affiliate agreements that became effective on January 1, 2012.  In addition, the “Tom Joyner Fantastic Voyage” took place during the three months ended March 31, 2012 and 2011 and generated revenue of approximately $5.9 million and $6.6 million, respectively, for Reach Media.  We began to consolidate the results of TV One during the second quarter of 2011 and recognized approximately $32.2 million of incremental revenue from our new cable television segment during the three months ended March 31, 2012. Net revenues for our internet business increased 64.6% for the three months ended March 31, 2012 compared to the same period in 2011.

Operating expenses, excluding depreciation and amortization and stock-based compensation increased to approximately $79.5 million for the quarter ended March 31, 2012 from approximately $54.4 million for the quarter ended March 31, 2011, an increase of 46.1%. Approximately $11.2 million of the increase is a result of the TV One consolidation specifically related to programming and technical operating expenses. For our cable television segment, these operating expenses include expenses associated with the technical, programming, production, and content management. Approximately $8.3 million of the increase in programming and technical relates specifically to content amortization. Excluding the impact of consolidating TV One results, our operating expenses not including depreciation and amortization and stock-based compensation increased 8.8% for the quarter compared to the same period in 2011. The increased expense for the three months ended March 31, 2012 compared to the same period in 2011 is primarily due to timing of the Company’s annual Gospel Cruise held in March 2012 versus April 2011. There were also increased expenses in the Houston market for changes to the all-news format as well as increased talent and payroll costs.

Stock-based compensation decreased to $44,000 for the quarter ended March 31, 2012, compared to $937,000 for the same period in 2011. Vesting associated with the long-term incentive plan whereby officers and certain key employees were granted a total of 3,250,000 shares of restricted stock in January of 2010 was fully completed as of December 31, 2011. Stock-based compensation requires measurement of compensation costs for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest.

Depreciation and amortization expense increased to approximately $9.7 million compared to approximately $4.1 million for the quarters ended March 31, 2012 and 2011, respectively, an increase of 136.6%. Additional depreciation and amortization expense of approximately $6.7 million resulted from the increase in fixed and intangible assets recorded as part of the consolidation of TV One. The increase was offset by the completion of amortization for certain intangible assets and the completion of useful lives for certain assets across our other segments.

Interest expense increased to approximately $23.7 million for the quarter ended March 31, 2012, from approximately $19.3 million for the same period in 2011, an increase of 22.8%. The increase in interest expense was due to higher interest rates associated with our new 2011 senior credit facility, our new senior subordinated notes and the inclusion of notes issued by TV One given its consolidation.  Approximately $3.0 million of the increased interest expense relates to the debt recorded as part of the consolidation of TV One.  The Company made cash interest payments of approximately $15.5 million for the quarter ended March 31, 2012.

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PAGE 6 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

The loss on retirement of debt of approximately $7.7 million for the three months ended March 31, 2011 was due to the retirement of the our old credit facility on March 31, 2011.  This amount includes a write-off of approximately $6.5 million of capitalized debt financing costs associated with the old credit facility and a one-time write-off of approximately $1.2 million associated with the termination of the Company’s interest rate swap agreement associated with the old credit facility.

There was no equity in income of affiliated company for the quarter ended March 31, 2012 compared to approximately $3.1 million for the same period in 2011. Equity in income of affiliated company reflected our estimated equity in the net income of TV One. As a result of the consolidation of TV One during the second quarter of 2011, there was no equity in income of affiliated company for the three months ended March 31, 2012. Previously, the Company’s share of the net income was driven by TV One’s capital structure and the Company’s percentage ownership of the equity securities of TV One.

The provision for income taxes for the quarter ended March 31, 2012 was approximately $65.3 million compared to approximately $45.6 million for the comparable period in 2011. The increase is primarily attributable to the increase in the deferred tax liability for indefinite-lived intangibles as certain of these assets are amortizable for tax purposes but not for book purposes. The consolidated effective tax rate for the three months ended March 31, 2012 and 2011 was (656.1)% and (248.1)%, respectively. The Company paid $60,000 in taxes for the quarter ended March 31, 2012.

Income (loss) from discontinued operations, net of tax, includes the results of operations for our sold radio stations (or stations made the subject of a local marketing agreement) and Giant Magazine, which ceased publication in December 2009. Income from discontinued operations, net of tax, was $14,000 for the quarter ended March 31, 2012, compared to a loss from discontinued operations, net of tax, of $36,000 for the same period in 2011. The activity for the three months ended March 31, 2012 resulted primarily from our remaining station in our Boston market entering into an LMA. The loss from discontinued operations, net of tax, for the three months ended March 31, 2011 resulted from the disposition of an asset. The income (loss) from discontinued operations, net of tax, includes no tax provision for either of the three month periods ended March 31, 2012 or 2011.

The increase in noncontrolling interests in income of subsidiaries is due primarily to the impact of consolidating TV One results for the three months ended March 31, 2012.

Other pertinent financial information includes capital expenditures of approximately $3.0 million and $1.8 million for the quarters ended March 31, 2012 and 2011, respectively.  Approximately $1.3 million of capital expenditures for the quarter ended March 31, 2012 relates to the Company’s corporate office move to Silver Spring, MD. The Company received dividends from TV One in the amount of approximately $4.3 million for the quarter ended March 31, 2012. As of March 31, 2012, the Company had total debt (net of cash balances) of approximately $771.4 million. The Company’s cash and cash equivalents by segment are as follows:  radio and internet approximately $24.4 million, Reach Media approximately $2.0 million and cable television approximately $17.5 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of $561,000 and long-term investments of approximately $4.2 million.

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PAGE 7 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months ended March 31, 2012 and 2011 are included. These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2012
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$103,042	$52,733	$13,553	$5,785	$32,236	$(1,265)
OPERATING EXPENSES:
Programming and technical	31,165	13,012	5,977	2,054	11,222	(1,100)
Selling, general and administrative	38,809	22,295	6,491	3,410	6,972	(359)
Corporate selling, general and administrative	9,566	-	1,894	-	2,124	5,548
Stock-based compensation	44	17	-	-	-	27
Depreciation and amortization	9,685	1,605	301	814	6,748	217
Total operating expenses	89,269	36,929	14,663	6,278	27,066	4,333
Operating income (loss)	13,773	15,804	(1,110)	(493)	5,170	(5,598)
INTEREST INCOME	22	-	2	-	6	14
INTEREST EXPENSE	23,747	249	-	-	3,039	20,459
OTHER (INCOME) EXPENSE, net	(7)	(8)	-	-	1	-
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(9,945)	15,563	(1,108)	(493)	2,136	(26,043)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	65,254	65,746	(492)	-	-	-
Net (loss) income from continuing operations	(75,199)	(50,183)	(616)	(493)	2,136	(26,043)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	14	14	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(75,185)	(50,169)	(616)	(493)	2,136	(26,043)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,057	-	-	-	-	4,057
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(79,242)	$(50,169)	$(616)	$(493)	$2,136	$(30,100)

Adjusted EBITDA2	$23,502	$17,426	$(809)	$321	$11,918	$(5,354)

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PAGE 9 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2011
	(in thousands, unaudited, as adjusted)3

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$65,009	$48,258	$14,725	$3,515	$(1,489)
OPERATING EXPENSES:
Programming and technical	18,831	12,812	5,303	2,410	(1,694)
Selling, general and administrative	28,331	18,984	6,957	2,638	(248)
Corporate selling, general and administrative	7,249	-	1,677	-	5,572
Stock-based compensation	937	140	-	24	773
Depreciation and amortization	4,084	1,752	984	1,118	230
Total operating expenses	59,432	33,688	14,921	6,190	4,633
Operating income (loss)	5,577	14,570	(196)	(2,675)	(6,122)
INTEREST INCOME	8	-	5	-	3
INTEREST EXPENSE	19,333	-	11	-	19,322
LOSS ON RETIREMENT OF DEBT	7,743	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	3,079	-	-	-	3,079
OTHER (INCOME) EXPENSE, net	(25)	(34)	-	-	9
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(18,387)	14,604	(202)	(2,675)	(30,114)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	45,619	45,691	(72)	-	-
Net loss from continuing operations	(64,006)	(31,087)	(130)	(2,675)	(30,114)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(36)	(36)	-	-	-
CONSOLIDATED NET LOSS	(64,042)	(31,123)	(130)	(2,675)	(30,114)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	203	-	-	-	203
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(64,245)	$(31,123)	$(130)	$(2,675)	$(30,317)

Adjusted EBITDA2	$10,598	$16,462	$788	$(1,533)	$(5,119)

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PAGE 10 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for first fiscal quarter of 2012. This conference call is scheduled for Thursday, May 3, 2012 at 10:00 a.m Eastern Daylight Time. To participate on this call, U.S. callers may dial toll free 1-866-818-1395; international callers may dial direct (+1) 703-639-1379.

A replay of the conference call will be available from 12:00 p.m. EDT May 3, 2012 until 11:59 p.m. May 5, 2012. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 247035. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (http://www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning or operating 54 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother’s “Spirit” program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (http://www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (http://www.communityconnect.com), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (radio broadcasting, Reach Media, internet and cable television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net loss to station operating income has been provided in this release.

2           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA and Adjusted EBITDA has been provided in this release.

3           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

4           For the quarters ended March 31, 2012 and 2011, Radio One had 49,994,974 and 52,117,552 shares of common stock outstanding on a weighted average basis for both basic and diluted, respectively.